Exhibit 99.1

UNIVERSAL SAFETY PRODUCTS, INC. TO BECOME DEFI CAPITAL MARKETS, INC.

Common stock expected to trade on NYSE American under new ticker “DCM” as the Company builds its tokenization, proprietary trading and digital asset market-making businesses

OWINGS MILLS, Md. — October 7, 2026 — Universal Safety Products, Inc. (NYSE American: UUU) (the “Company”) today announced that, effective October 19, 2026, it is changing its name to DeFi Capital Markets, Inc. The new name reflects where the Company’s business is headed; tokenization, digital assets, quantitative trading and blockchain-based financial markets. As these new initiatives gain traction, the Company anticipates discontinuing the legacy business of designing and marketing a variety of safety products.

Along with the name change, the Company expects its common stock to begin trading on the NYSE American under the ticker symbol “DCM” on October 19, 2026. No action is required by existing stockholders with respect to the ticker symbol change. The Company’s common stock CUSIP will remain unchanged.

Through its wholly owned subsidiary, Universal DeFi LLC (“Universal DeFi”), the Company has spent over a year building technology that allows companies and asset owners around the world to tokenize real-world and financial assets, so they can be issued, held and, where permitted, traded on blockchain infrastructure. Universal DeFi’s platform, which is currently accessible by invitation-only, has completed its first project, the tokenization of silver. In addition, Universal DeFi is currently making markets in three cryptocurrencies for itself in a proprietary account.

Management views tokenization as one of the largest long-term opportunities in global capital markets, which is already rapidly expanding. Recently, data analytics platform Dune reported that tokenized real-world assets have surpassed $34 billion. Citigroup has forecasted that tokenized assets by 2030 would range between $2.7 trillion (bear case) to $8.2 trillion (bull case), with a base case of $5.5 trillion.

DeFi Capital Markets intends to take part in that growth through several offerings. It will provide tokenization technology to issuers and asset owners, allowing them to tokenize their own real-world assets. It will own and invest its own capital in digital and tokenized assets. Finally, it expects to provide liquidity through proprietary quantitative trading and market making.

That last piece is central to the Company’s strategy. Universal DeFi is building a proprietary market-making and quantitative trading operation that runs on its own capital, technology, algorithms and internal resources, and it plans to make markets in selected digital assets and tokenized markets where doing so is legally permitted and economically attractive.

The goal over time is an asset-rich capital markets platform that combines proprietary investments and asset ownership with trading, market making, tokenization technology and blockchain infrastructure. Rather than serve only as a technology provider, the Company intends to be a direct participant in the markets it helps create. Management believes that pairing of technology, capital, asset ownership and liquidity provision can set DeFi Capital Markets apart as tokenization and decentralized finance continues to mature around the world.

The Company will provide further updates on the continued growth of its tokenization, proprietary trading and digital asset initiatives.

About Universal Safety Products, Inc.

Universal Safety Products, Inc. (NYSE American: UUU), which is changing its name to DeFi Capital Markets, Inc., is transitioning into a digital asset and financial technology company focused on tokenization, proprietary quantitative trading, digital asset market making, blockchain infrastructure and investments in digital and tokenized assets. Through its subsidiaries and strategic investments, the Company intends to participate directly in the ongoing convergence of traditional capital markets, blockchain technology and decentralized finance.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding: the Company’s anticipated name and ticker symbol change; the potential size and development of tokenized asset markets; the Company’s tokenization technology; proprietary trading and market-making activities; investments in digital and tokenized assets; deployment of proprietary capital; blockchain initiatives; and future business strategy and growth, and generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties.

Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8- K. All filings are available at www.sec.gov and on the Company’s website at www.universalsafetyprod.com.

Universal Safety Products Investor Contact:

(410) 363-3000